Exhibit 23


INDEPENDENT AUDITORS' CONSENT


The Board of Directors
MATEC Corporation:


We consent to the incorporation by reference in this Registration
Statement No. 33-77554 of MATEC Corporation on Form S-8, as amended, of our reports dated February 28, 1997 (March 4, 1997 as to Note 15), appearing in the Annual Report on Form 10-KSB of MATEC Corporation for the year ended December 31, 1996.


Deloitte & Touche LLP
Boston, Massachusetts
March 27, 1997


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